Exhibit 10.7

SECOND AMENDING AGREEMENT

Dated as of June 30, 2004

AMONG

NORTH AMERICAN ENERGY PARTNERS INC.

as Borrower,

THE LENDERS LISTED HEREIN,

as Lenders,

ROYAL BANK OF CANADA,

as Administrative Agent

and

BNP PARIBAS SECURITIES CORPORATION

RBC CAPITAL MARKETS

as

Lead Arrangers and

Book Managers

and

BNP PARIBAS

as Syndication Agent

NORTH AMERICAN

ENERGY PARTNERS INC.

SECOND AMENDING AGREEMENT

This SECOND AMENDING AGREEMENT is dated as of June 30, 2004 and entered into by and among NORTH AMERICAN ENERGY PARTNERS INC., a Canadian corporation (“Company”), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Lender” and collectively as “Lenders”), BNP PARIBAS, as syndication agent for Lenders (in such capacity, “Syndication Agent”), and ROYAL BANK OF CANADA (“RBC”), as administrative agent for Lenders (in such capacity, “Administrative Agent”).

R E C I T A L S

WHEREAS the parties hereto are parties to the Credit Agreement;

AND WHEREAS the parties have agreed to amend certain provisions of the Credit Agreement as hereinafter set forth;

NOW THEREFORE in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follow:

1.	INTERPRETATION

1.1 Definitions. In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this agreement, as amended, modified, supplemented or restated from time to time; and

“Credit Agreement” means the Credit Agreement dated as of November 26, 2003 among the Company, the Lenders, the Syndication Agent, and the Administrative Agent, as amended by the First Amending Agreement dated as of March 31, 2004.

1.2 Other Terms. Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3 Headings. The division of this Agreement into Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms of “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

1.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the Province of Alberta.

2.	AMENDMENTS

2.1 Interest on the Loans.

Clause (i) of Section 2.2A of the Credit Agreement is deleted and the following is substituted therefor:

“Subject to the provisions of subsections 2.2D, 2.2I and 2.6, the Term Loans and the Revolving Loans shall bear interest or accrue fees through maturity as follows:

(1)	if a Prime Rate Loan (other than a Swing Line Loan), then interest at the sum of the Prime Rate plus:

a.    if the Consolidated Leverage Ratio is 4.75:1.00 or higher, 2.5% per annum,

b.    if the Consolidated Leverage Ratio is 4.25:1.00 or higher, but less than 4.75:1.00, 2.25% per annum, and

c.    if the Consolidated Leverage Ratio is lower than 4.25:1.00, 2.0% per annum;

(2)	if a Swing Line Loan, then interest at the sum of the Prime Rate plus:

a.    if the Consolidated Leverage Ratio is 4.75:1.00 or higher, 2.0% per annum,

b.    if the Consolidated Leverage Ratio is 4.25:1.00 or higher, but less than 4.75:1.00, 1.75% per annum, and

c.    if the Consolidated Leverage Ratio is lower than 4.25:1.00, 1.5% per annum;

in each case for the sole account of Swing Line Lender;

(3)	if a Bankers’ Acceptance, then fees and interest as provided in Section 3; and

(4)	if a Letter of Credit, then fees and interest as provided in Section 4.”

2.2 Stamping Fees.

Section 3.9 of the Credit Agreement is amended by deleting “3.0% per annum” and replacing it with the following:

“(a)	if the Consolidated Leverage Ratio is 4.75:1.00 or higher, 3.50% per annum,

(b)	if the Consolidated Leverage Ratio is 4.25:1.00 or higher, but less than 4.75:1.00, 3.25% per annum, and

(c)	if the Consolidated Leverage Ratio is lower than 4.25:1.00, 3.0% per annum,” .

2.3 Letter of Credit Fees.

Section 4.2(i)(b) of the Credit Agreement is amended by deleting “3.0% per annum” and replacing it with the following:

“(a)	if the Consolidated Leverage Ratio is 4.75:1.00 or higher, 3.50% per annum,

(b)	if the Consolidated Leverage Ratio is 4.25:1.00 or higher, but less than 4.75:1.00, 3.25% per annum, and

(c)	if the Consolidated Leverage Ratio is lower than 4.25:1.00, 3.0% per annum,” .

2.4 Minimum Interest Coverage Ratio.

(a) Clause (b) of Section 9.6A of the Credit Agreement is amended by deleting “2.25:1.00” and replacing it with “1.75:1.00”.

(b) Clause (c) of Section 9.6A of the Credit Agreement is amended by deleting “2.25:1.00” and replacing it with “1.75:1.00”.

(c) Section 9.6A of the Credit Agreement is amended by deleting the first two rows of the table and replacing them with the following:

October 1, 2004 - December 31, 2004	1.75:1.00
January 1, 2005 - March 31, 2005	1.75:1.00

2.5 Minimum Fixed Charge Coverage Ratio.

(a) Clause (b) of Section 9.6B of the Credit Agreement is amended by deleting “ “1.20:1.00” and replacing it with “1.025:1.00”.

(b) Clause (c) of Section 9.6B of the Credit Agreement is amended by deleting ““1.25:1.00” and replacing it with “1.025:1.00”.

(c) Section 9.6B of the Credit Agreement is amended by deleting the first two rows of the table and replacing them with the following:

October 1, 2004 - December 31, 2004	1.025:1.00
January 1, 2005 - March 31, 2005	1.025:1.00

(d) With respect only to the fiscal periods ending on June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005, and not thereafter:

(i)	Clause (iv) of the definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is amended by deleting the words: “except for purposes of Section 9.6B,”; and

(ii)	for the purposes only of Section 9.6B of the Credit Agreement, there shall be deducted from Consolidated EBITDA those Consolidated Capital Expenditures incurred during such fiscal periods that are properly characterized under GAAP as maintenance capital expenditures, up to a maximum of Cdn. $15,000,000.

2.6 Maximum Leverage Ratio. Section 9.6C of the Credit Agreement is amended by deleting the first five rows of the table and replacing them with the following:

January 1, 2004 - March 31, 2004	4.25:1.00
April 1, 2004 - June 30, 2004	5.25:1.00
July 1, 2004 - September 30, 2004	5.75:1.00
October 1, 2004 - December 31, 2004	5.75:1.00
January 1, 2005 - March 31, 2005	5.50:1.00

2.7 Minimum Consolidated EBITDA. Section 9.6E of the Credit Agreement is amended by deleting the first five rows of the table and replacing them with the following:

January 1, 2004 - March 31, 2004	$65,000,000
April 1, 2004 - June 30, 2004	$58,000,000
July 1, 2004 - September 30, 2004	$50,000,000
October 1, 2004 - December 31, 2004	$50,000,000
January 1, 2005 - March 31, 2005	$50,000,000

2.8 Definition of Consolidated Capital Expenditures. The following sentence shall be added to the end of the definition of “Consolidated Capital Expenditures” in Section 1.1 of the Credit Agreement:

“The aggregate of the net cash proceeds of dispositions of assets by Company and its Subsidiaries during the period that, in conformity with GAAP, were included in “dispositions of property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries, will be deducted from Consolidated Capital Expenditures for the period.”

2.9 Definition of “Consolidated Total Debt”. The definition of “Consolidated Total Debt” in Section 1.1 of the Credit Agreement is deleted and replaced with the following:

“ “Consolidated Total Debt” means, as at any date of determination:

(i)	the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (with the amount of any such Indebtedness incurred in any currency other than Canadian Dollars, to the extent of the principal amount hedged pursuant to a Currency Agreement, determined by reference to the exchange rate between such currency and Canadian Dollars set forth in such Currency Agreement as the basis for determining the respective parties obligations thereunder), plus

(ii)	without duplication, the Letter of Credit Usage and reimbursement obligations in respect of other letters of credit, surety bonds or similar instruments in excess of the lesser of (a) Cdn.$30,000,000 and (b) the maximum aggregate amount of Letters of Credit that are permitted to be outstanding hereunder at the time of determination, less

(iii)	the aggregate stated balance sheet amount of Cash and Cash Equivalents not subject to any Lien (other than to Administrative Agent for the benefit of all Lenders) as at such date of determination.”

2.10 Pricing Determination.

(a)	Changes in the levels of pricing set out in Sections 2.1, 2.2 and 2.3 of this Agreement (the “Applicable Pricing Margin”) shall be effective as follows (without the necessity of notice to Company):

(i)	changes in the Applicable Pricing Margin due to a change in the Consolidated Leverage Ratio shall become effective on the first day of the calendar month immediately following the date on which Company delivers the financial statements (and accompanying Officer’s Certificate) which reflect such change in the Consolidated Leverage Ratio, provided that if Company fails to deliver the applicable financial statements and Officer’s Certificate within the applicable time permitted by Section 8.1 of the Credit Agreement, as amended and supplemented hereby, then the Applicable Pricing Margin shall be determined as if the Consolidated Leverage Ratio is 4.75:1.00 or higher, regardless of the actual ratio, for the period from the latest date permitted by the Credit Agreement, as amended and supplemented hereby, for delivery of such financial statements and Officer’s Certificate until the date of delivery thereof; and

(ii)	for any Loans, Bankers’ Acceptances and Letters of Credit outstanding as of the effective date of a change in an Applicable Pricing Margin:

(1)	in the case of increases in such rates per annum, Company shall pay to Administrative Agent for the account of the Lenders such additional interest or fees, as the case may be, as may be required to give effect to the relevant increases in the interest or fees payable on or in respect of such Loans, Bankers’ Acceptances or Letters of Credit from and as of the effective date of the relevant increase in rates; and

(2)	in the case of decreases in such rates per annum, Company shall receive a credit against subsequent interest payable on Loans, stamping fees or letter of credit fees to the extent necessary to give effect to the relevant decreases in the interest or fees payable on or in respect thereof as and from the effective date of the relevant decrease in rates.

The additional payments required by clause (1) above shall be made on (i) the next Interest Payment Date (in the case of outstanding Prime Rate Loans) and (ii) the earlier of the next Rollover Date or Conversion Date or the last Business Day of each three month period (in the case of outstanding Bankers’ Acceptances or Letters of Credit).

The adjustments required by clause (2) above shall be accounted for in successive interest and fee payments by Company until the amount of the credit therein contemplated has been fully applied, and upon satisfaction in full of all Obligations and cancellation of all Commitments in accordance herewith, the Lenders shall pay to Company an amount equal to any such credit which remains outstanding.

(b)	Notwithstanding clause (a) above, the Applicable Pricing Margin for the period of July 1, 2004 to September 30, 2004 shall be determined as if the Consolidated Leverage Ratio is 4.75:1.00 or higher, regardless of the actual ratio, and shall remain in effect until changed pursuant to clause (a) above.

2.11 Statement Timing. For the purposes of Sections 8.1(ii) and (iii) of the Credit Agreement, and for clarity:

(a)	monthly statements as therein provided shall be required for the first two months of each Fiscal Quarter, to be delivered within 30 days of the end of each such month. No monthly statement shall be required in respect of the last month of a Fiscal Quarter;

(b)	quarterly statements as therein provided shall be required for the first three Fiscal Quarters of each Fiscal Year, to be delivered within 45 days of the end of each such Fiscal Quarter. No quarterly statement shall be required in respect of the last Fiscal Quarter of a Fiscal Year; and

(c)	annual statements as therein provided shall be delivered within 90 days of the end of each such Fiscal Year.

2.12 Extension of Time for 2004 Audited Financials. The Lenders agree that in respect of the annual audited financial statements for Company’s Fiscal Year ended March 31, 2004, Company shall deliver such statements as soon as available and in any event (notwithstanding Section 8.1(iii) of the Credit Agreement or Section 2.11(c) above) within 120 days of the end of such Fiscal Year.

3.	REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, Company represents and warrants to the Lenders, the Syndication Agent, and the Administrative Agent:

(a)	the representations and warranties made by Company in Section 7 of the Credit Agreement, and by Loan Parties in each of the other Loan Documents to which it is a party, are true and correct in all material respects (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(b)	no Default or Event of Default has occurred and is continuing.

Each representation and warranty made in this Agreement shall survive the execution and delivery of this Agreement.

4.	AMENDMENT FEE

In order to induce the Lenders to enter into this Agreement, and as a condition precedent to the amendments herein becoming effective, Company shall pay to each Lender that is a signatory to this Agreement an amendment fee equal to 0.25% of its Commitment, such fee to payable to the Administrative Agent (for distribution to such Lenders) on the date this Agreement has been executed by the Requisite Lenders.

5.	CONFIRMATION OF CREDIT AGREEMENT

The Credit Agreement and the other Loan Documents and all covenants, terms and provisions thereof, except to the extent and for the time periods expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect, and the Credit Agreement as amended and supplemented by this Agreement and each of the other Loan Documents is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended and supplemented, with such amendments and supplements being effective as of the date hereof.

6.	FURTHER ASSURANCES

The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

7.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, including by facsimile, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

8.	ENUREMENT

This Agreement shall be binding upon the parties to the Credit Agreement and their respective successors and permitted assigns, and shall enure to the benefit of the parties to the Credit Agreement and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

NORTH AMERICAN ENERGY PARTNERS INC.

By:	/s/ Vincent Gallant
Name: Vincent Gallant Title: Vice President, Finance

LENDERS:

ROYAL BANK OF CANADA

By:	/s/ Tom J. Oberaigner
Name: Tom J. Oberaigner Title: Authorized Signatory

BNP PARIBAS (CANADA)

By:	/s/ James Goodall
Name: James Goodall Title: Managing Director Leveraged Finance & Real Estate Finance

By:	/s/ Eric Borromeo
Name: Eric Borromeo Title: Vice President Leveraged Finance

ALBERTA TREASURY BRANCHES

By:	/s/ Dwayne Mann
Name: Dwayne Mann Title: VP Commercial Credit

By:	/s/ Tim Poole
Name: Tim Poole Title: Senior Credit Manager, Energy

CANADIAN WESTERN BANK

By:	/s/ Richard Hallson
Name: Richard Hallson Title: Assistant Vice President

CIT FINANCIAL LIMITED

By:	/s/ Ian Wheeler
Name: Ian Wheeler Title: Senior Vice President Equipment Finance, Canada

By:	/s/ Steven Koster
Name: Steven Koster Title: SVP, Finance & Controller EF Canada

HSBC BANK CANADA

By:	/s/ R. Lloyd Strain
Name: R. Lloyd Strain Title: Vice President and Manager

By:	/s/ Barry Taitinger
Name: Barry Taitinger Title: Senior Account Manager

NATIONAL BANK OF CANADA

By:	/s/ Thomas Tobias
Name: Thomas Tobias Title: Account Manager

By:	/s/ Craig H. Braun
Name: Craig H. Braun Title: Senior Manager

NATIONAL CITY BANK, CANADA BRANCH

By:	/s/ Caroline Stode
Name: Caroline Stode Title: VP

By:	/s/ G.W. Hins
Name: G.W. Hins Title: SVP

UNION BANK OF CALIFORNIA, N.A. CANADA BRANCH

By:	/s/ Dustin Gaspani
Name: Dustin Gaspani Title: Vice President

By:	/s/ James Chepyha
Name: James Chepyha Title: Vice President

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA

By:	/s/ Gail Watkin
Name: Gail Watkin Title: Manager, Agency